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                                                                    EXHIBIT 10.1



                                    AGREEMENT

         This agreement is made and entered into this 4th day of October, 1991 by and between Tom Lasley, Inc., an Oregon corporation, hereinafter referred to as "Lasley, Inc." Norman Daniels, David E. Orkney, B. Duane Mellen, Wayne T. Jackson, and Thomas W. Lasley, a partnership known as the Ticket Group and hereinafter referred to as "Ticket Group," and G.I. Joes, Inc., an Oregon corporation, hereinafter referred to as "G.I. Joes."

                                    RECITALS

         1. On or about October 1, 1987, the partners entered into a partnership agreement establishing the Ticket Group. A copy of the partnership agreement is attached as Exhibit A.

         2. On or about September 1, 1988, Ticket Group entered into an agreement with TicketMaster Northwest, (hereinafter referred to as "TicketMaster"), wherein Ticket Group obtained the right to operate a TicketMaster franchise in Oregon. TicketMaster Northwest has agreed to restructure this agreement.

         3. The Ticket Group entered into an agreement with G.I. Joes wherein G.I. Joes became the primary ticket outlet for the TicketMaster franchise operated by and owned by Ticket Group.

         4. On or about September 21, 1987, G.I. Joes entered into an agreement with the City of Portland to provide automated ticket sales services.

         5. Lasley, Inc. performed the actual day to day administration and service to Ticket Group to operate the TicketMaster franchise pursuant to an agreement with the partners



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and administered the G.I. Joes ticket operation.

         6. The TicketMaster franchise and various contracts are being restructured and as a part of the restructuring the Ticket Group, Lasley, Inc., and G.I. Joes, wish to clarify and change their relationships pursuant to the terms and conditions of this agreement.

         It is agreed between the parties as follows:

         1. G.I. Joes assigns all of it's right, title and interest in the Ticket Services Agreement with the city of Portland to Ticket Group. Ticket Group agrees that it will assume all of the liabilities of G.I. Joes under said agreement and hold G.I. Joes harmless therefrom.

         2. Partners hereby retain Lasley, Inc. to perform services and administer the TicketMaster contract for as long a period of time as Ticket Group has a TicketMaster agreement. Lasley, Inc. shall have full responsibility to perform all services required under said contract. After the payment to G.I. Joes of it's share of the convenience charges and commissions as hereinafter described, the balance remaining shall be split as follows: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]% to Ticket Group and [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]% to Lasley, Inc. As compensation for the Services to be provided, Lasley, Inc. shall receive as it's separate revenues the following:

                  a. [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]

                  b.       G.I. Joes agrees that it will provide Ticket Group



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with a Ticket outlet in all G.I. Joes stores for the sale of tickets pursuant to the TicketMaster franchise and all other tickets which the Ticket Group makes available for sale through the G.I. Joes stores. G.I. Joes will be responsible for providing the physical facility and all personnel necessary to operate the ticket outlets during the times the stores are open for public business. G.I. Joes shall be responsible for all costs associated with the operation of the stores, except the computer equipment necessary to sell tickets through the TicketMaster's system. G.I. Joes will be entitled to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]% of all convenience charges and outlet ticket commissions which are elected [sic] as a result of the sales through the G.I. Joes outlets.

         4. Lasley, Inc. and the Ticket Group acknowledge that there is presently an effort being made to establish a Telephone Room for the City of Portland. The parties agree that, in the event a telephone room is established for the city of Portland, that Lasley, Inc. will be responsible for the administration and operation of the Telephone Room. Ticket Group shall be responsible for providing all phone room equipment to the City of Portland telephone. All net income received from the operation of the City of Portland Telephone Room shall be split between Partners and Lasley, Inc. in equal amounts.

         5. At the present time there is a substantial amount of equipment which is on rental to G.I. Joes and other facilities. The parties acknowledge that the equipment is owned by the Ticket Group. In the event any of the equipment is replaced, the cost of



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replacement shall be the responsibility of Ticket Group.



                                             G.I. Joes by Ticket Group:


                                                  /s/ Norman Daniels
                                             -----------------------------------
                                             Norman Daniels

                                                  /s/ David E. Orkney
                                             -----------------------------------
                                             David E. Orkney

                                                 /s/ B. Duane Mellen
                                             -----------------------------------
                                             B. Duane Mellen

                                                /s/ Wayne T. Jackson
                                             -----------------------------------
                                             Wayne T. Jackson

                                                /s/ Thomas W. Lasley
                                             -----------------------------------
                                             Thomas W. Lasley


                                             Tom Lasley, Inc. by:


                                                /s/ Thomas Lasley
                                             -----------------------------------
                                             Thomas Lasley



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